MediaOne Group, Inc.
Proportionate Results Highlights (1)
(UNAUDITED)

                                     Three
                                     Months Ended            Pro
                                     March 31,             Forma (2)

Dollars in
millions                            2000     1999       %          %
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Proportionate Revenue
 MediaOne                           $  706   $  654       8.0%       9.1%
 Multimedia
  Ventures (3)                         841      748      12.4       12.4
 Corporate
  & other                                -        1    (100.0)    (100.0)
                                   --------------------------------------
                                    $1,547   $1,403      10.3%      10.8%
                                   ======================================

Proportionate Operating Cash Flow(4)

 MediaOne                           $  261   $  241       8.3%      10.1%
 Multimedia
  Ventures (3)                         216      243     (11.1)      14.9
 Corporate
  & other                              (21)     (28)     25.0       25.0
                                   --------------------------------------
                                    $  456   $  456         -       14.9%
                                   ======================================

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(1) Excludes results for the international cable, wireless and directory operations due to the disposition of a significant portion of the international portfolio. International overhead costs associated with ventures are reported in Corporate and other.
(2) Results reflect pro forma adjustments for acquisitions, dispositions and other asset transactions. Total pro forma revenue would be $1,547 and $1,396 for the three months ended March 31, 2000 and 1999, respectively. Total pro forma operating cash flow would be $456 and $397 for the three months ended March 31, 2000 and 1999, respectively.
(3) Includes 25.51% of Time Warner Entertainment's reported results.
(4) Operating cash flow represents earnings before interest, taxes, depreciation and amortization.
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